UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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OXBRIDGE RE HOLDINGS LIMITED
(Name of Registrant As Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OXBRIDGE RE HOLDINGS LIMITED
Strathvale House, 2nd Floor
90 North Church Street
P.O. Box 469
Grand Cayman, KY1-9006
Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2018

Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of Oxbridge Re Holdings Limited (the “Company”) will be held at the Company’s office, Strathvale House, 2nd Floor, 90 North Church Street, George Town, Cayman Islands on Friday, May 11, 2018, at 3:00 p.m. (local time), for the following purposes:

1.
To consider and vote upon a proposal to elect four directors to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2019; and

2.
To consider and vote upon a proposal to ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2018.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 3, 2018, will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Meeting. We urge you to carefully review the proxy materials and to vote FOR the election of each director nominee named in Proposal One and FOR Proposal Two.

By Order of the Board of Directors,

Jay Madhu
Chief Executive Officer
April 16, 2018
Grand Cayman, Cayman Islands

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON MAY 11, 2018:

To access our Proxy Statement and our Annual Report to Shareholders,

please visit www.oxbridgere.com/2018AGM

TABLE OF CONTENTS

GENERAL INFORMATION	1
VOTING SECURITIES AND VOTE REQUIRED	2
SOLICITATION AND REVOCATION	3
PROPOSAL ONE ELECTION OF DIRECTORS OF THE COMPANY	3
PROPOSAL TWO RATIFICATION OF THE COMPANY’S AUDITORS	6
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	7
EXECUTIVE OFFICERS	9
DIRECTOR COMPENSATION	10
SHAREHOLDER COMMUNICATION	10
EXECUTIVE COMPENSATION	11
AUDIT COMMITTEE REPORT	15
INDEPENDENT PUBLIC ACCOUNTANT FEES AND SERVICES	16
PRINCIPAL SHAREHOLDERS	17
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	19
OTHER MATTERS	19
ADDITIONAL INFORMATION	20

OXBRIDGE RE HOLDINGS LIMITED
Strathvale House, 2nd Floor
90 North Church Street
P.O. Box 469
Grand Cayman, KY1-9006
Cayman Islands

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2018

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oxbridge Re Holdings Limited (the “Company”) of proxies for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held at the Company’s office, Strathvale House, 2nd Floor, 90 North Church Street, George Town, Cayman Islands on Friday, May 11, 2018 at 3:00 p.m. (local time), and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The Company’s Annual Report to Shareholders is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy.

This Proxy Statement and the accompanying proxy card and Notice of Annual General Meeting of Shareholders are expected to be provided to shareholders on or about April 16, 2018.

Matters to be Voted Upon at the Meeting

You are being asked to consider and vote upon the following proposals:

1.
To elect four directors to serve on the Board of Directors of the Company (our “Board”) until the Annual General Meeting of Shareholders of the Company in 2019 (“Proposal One”); and

2.
To ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2018 (“Proposal Two”).

Voting Procedures

As a shareholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Meeting and upon which you are being asked to vote are discussed above. Each ordinary share of the Company you owned as of the record date, April 3, 2018, entitles you to one vote on each proposal presented at the Meeting, subject to certain provisions of our Third Amended and Restated Memorandum and Articles of Association (our “Articles”), as described below under “Voting Securities and Vote Required.”

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the Meeting.

Voting by Mail.   You may vote by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. If you vote by mail, we encourage you to sign and return the proxy card even if you plan to attend the Meeting so that your shares will be voted if you are unable to attend the Meeting.

Voting by Telephone.   To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail a proxy card. Telephone voting is available through 11:59 p.m. (local time) on May 10, 2018, the day prior to the Meeting day.

Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail a proxy card. Internet voting is available through 11:59 p.m. (local time) on May 10, 2018, the day prior to the Meeting day.

Voting in Person at the Meeting.   If you attend the Meeting and plan to vote in person, we will provide you with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Meeting, you will need to bring to the Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

VOTING SECURITIES AND VOTE REQUIRED

As of April 3, 2018, the record date for the determination of persons entitled to receive notice of, and to vote at, the Meeting (the “Record Date”), 5,733,587 ordinary shares were issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Meeting.

Subject to the provisions of the Articles, each ordinary share is entitled to one vote per share. However, under the Articles, the Board shall reduce the voting power of any holder that holds 9.9% or more of the total issued and outstanding ordinary shares (such person, a “9.9% Shareholder”) to the extent necessary such that the holder ceases to be a 9.9% Shareholder. In connection with this reduction, the voting power of the other shareholders of the Company may be adjusted pursuant to the terms of the Articles. Accordingly, certain holders of ordinary shares may be entitled to more than one vote per share subject to the 9.9% restriction in the event that our Board is required to make an adjustment on the voting power of any 9.9% Shareholder.

Voting Reduction

The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of ordinary shares with reason to believe that it is a 9.9% Shareholder, contact us promptly so that we may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.9% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of ordinary shares, the names of persons having beneficial ownership of the shareholder’s ordinary shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of ordinary shares attributable to any person. The directors may disregard the votes attached to ordinary shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the ordinary shares of any shareholder to ensure that no person shall be a 9.9% Shareholder at any time.

Quorum; Vote Required

The attendance of two or more persons representing, in person or by proxy, more than 50% in par value of the issued and outstanding ordinary shares as of the Record Date, is necessary to constitute a quorum at the Meeting.

Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the issued and outstanding ordinary shares voted at the Meeting is required for election of each of the director nominees in Proposal One and for the approval of Proposal Two.

With regard to any proposal or director nominee, votes may be cast in favor of or against such proposal or director nominee or a shareholder may abstain from voting on such proposal or director nominee. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business. Generally, broker non-votes occur when ordinary shares held by a broker for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote on a particular proposal.

Recommendation

Our Board recommends that the shareholders take the following actions at the Meeting:

1.
Proposal One: to vote FOR the election of each of the four director nominees to serve on the Board until the Annual General Meeting of Shareholders of the Company in 2019; and

2.
Proposal Two: to vote FOR the ratification of the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2018.

SOLICITATION AND REVOCATION

Proxies must be received by us by 11:59 p.m. (local time) on May 10, 2018, the day prior to the Meeting day. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting.

To do this, you must:

   enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

   file a written revocation with the Secretary of the Company at our address set forth above;

   file a duly executed proxy bearing a later date; or

   appear in person at the Meeting and vote in person.

A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. If your ordinary shares are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

The individuals designated as proxies in the proxy card are officers of the Company.

All ordinary shares represented by properly executed proxies that are returned, and not revoked, will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR the election of each director nominee named in Proposal One and FOR Proposal Two, and in accordance with the proxy holder’s best judgment as to any other business that may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

PROPOSAL ONE
ELECTION OF DIRECTORS OF THE COMPANY

Our Articles currently provide that our Board shall consist of not less than four (4) directors (exclusive of alternate directors). We currently have four directors serving on our Board, and our Board has nominated those four directors – Jay Madhu, Krishna Persaud, Ray Cabillot and Mayur Patel – for re-election as directors to serve until the Annual General Meeting of Shareholders of the Company in 2019.

Our Board has no reason to believe that any of these director nominees will not continue to be a candidate or will not be able to serve as a director of the Company if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as our Board may propose. Our Board unanimously recommends that you vote FOR the election of each of the nominees.

Director Nominees

Each of the director nominees is currently serving as a director of the Company and is standing for re-election. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of each of the following director nominees:

Name	Age	Position	Director Since
Jay Madhu(3)(5)	51	Chairman of the Board of Directors, Chief Executive Officer, and President	2013

Krishna Persaud(1)(2)(4)(5)	56	Director	2013

Ray Cabillot(1)(2)(3)(4)(5)	55	Director	2013

Mayur Patel, M.D.(1)(2)(3)(4)	62	Director	2013

(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Underwriting Committee.
(4) Member of Nominating and Corporate Governance Committee.
(5) Member of Investment Committee.

The nominees have consented to serve as directors of the Company if elected.

Set forth below is biographical information concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that led our Nominating and Corporate Governance Committee and our Board to conclude that the nominee should serve as a director of our Company.

Jay Madhu.   Mr. Madhu has served as our Chief Executive Officer and President, and as a director of our Company, since April 2013. Mr. Madhu has also served, since April 2013, as a director and the Chief Executive Officer and President of our reinsurance subsidiary, Oxbridge Reinsurance Limited. Mr. Madhu was recently appointed as Chairman of the Board to replace Paresh Patel, who resigned from the Board effective December 31, 2017. Mr. Madhu has also been a director of HCI Group, Inc., a publicly traded holding company owning subsidiaries primarily engaged in the property and casualty insurance business, since May 2007. He also served as the President of Greenleaf Capital, the real estate division of HCI Group, Inc., from June 2011 through June 2013 and as Vice President of Investor Relations for HCI Group, Inc. from February 2008 through June 2013. Mr. Madhu also served as Vice President of Marketing for HCI Group, Inc. from 2008 to 2011. In his various positions at HCI Group, Inc., Mr. Madhu’s responsibilities included marketing, investor relations and management and oversight of HCI Group’s real estate division. He has also been a director of HCI Group’s wholly owned subsidiary, Claddaugh Casualty Insurance Company Ltd (“Claddaugh”), since July 2010. From August 2013 to April 2014, Mr. Madhu has served on the board of directors of First Home Bancorp, Inc., a bank holding company in Seminole, Florida. Mr. Madhu also served on the board of directors of Wheeler Real Estate Investment Trust, Inc., a publicly held real estate investment trust, from 2012 to June 2014. As an owner and manager of commercial properties, Mr. Madhu has been President of 5th Avenue Group LC, a real estate management company, since 2002 and was President of Forrest Terrace LC, a real estate management company, from 1999 until 2010. In addition, Mr. Madhu is an investor in banking and health maintenance organizations. He was also President of The Mortgage Corporation Network (correspondent lenders) from 1996 to 2011. Prior to that, Mr. Madhu was Vice President, mortgage division, at First Trust Mortgage & Finance, from 1994 to 1996; Vice President, residential first mortgage division, at Continental Management Associates Limited, Inc., from 1993 to 1994; and President, S&S Development, Inc. from 1991 to 1993. He attended Northwest Missouri State University, where he studied marketing and management.

Mr. Madhu brings considerable business and marketing experience to our Board.

Krishna Persaud.   Mr. Persaud has been a director of our Company since April 2013. He has also been, since April 2013, a director of our reinsurance subsidiary, Oxbridge Reinsurance Limited. Mr. Persaud is a founder and the President, since June 2002, of KPC Properties, LLC, a real estate investment firm, where he leverages his knowledge and experience to identify opportunities to add value to real properties in the state of Florida. He implements a strategy of acquiring, adding value and relinquishing or holding the improved asset. He has demonstrated consistent success in implementing his strategy in real estate investments. Since June 2002, Mr. Persaud has been an asset manager, demonstrating the ability to consistently exceed average market returns. From May 2007 to May 2011, Mr. Persaud was a director of HCI Group, Inc., a publicly traded holding company owning subsidiaries primarily engaged in the property and casualty insurance business. Mr. Persaud received an award from the Tampa Bay INDOUS Chamber of Commerce as one of the most successful businessmen of the year in Tampa. Previously, he spent ten years working with several consulting firms and municipalities providing design and construction management services for a wide variety of building systems and public works projects. Mr. Persaud earned his Bachelor of Science degree in Mechanical Engineering and a Master’s Degree in Civil Engineering from City College of City University of New York. He holds licenses as a Professional Engineer in the States of Florida, New York and California.

Mr. Persaud brings considerable investment experience to our Board.

Ray Cabillot.   Mr. Cabillot has been a director of our Company since April 2013. He has also been, since April 2013, a director of our reinsurance subsidiary, Oxbridge Reinsurance Limited. Since 1998, Mr. Cabillot has served as Chief Executive Officer and director of Farnam Street Capital, Inc., the General Partner of Farnam Street Partners L.P., a private investment partnership. Prior to his service at Farnam Street Capital, Mr. Cabillot was a Senior Research Analyst at Piper Jaffrey, Inc., an investment bank and asset management firm, from 1989 to 1997. Early in his career, Mr. Cabillot worked for Prudential Capital Corporation as an Associate Investment Manager and as an Investment Manager. Mr. Cabillot is currently a director for Pro-Dex, Inc. (PDEX) and Air T Inc. (AIRT) and several private companies and, from 2006 to 2010, served as director and Chairman of the board for O.I. Corporation (OICO). Mr. Cabillot earned his BA in economics from St. Olaf College and an MBA from the University of Minnesota. He is a Chartered Financial analyst (CFA).

Mr. Cabillot brings considerable investment expertise to our Board.

Mayur Patel, M.D.   Dr. Mayur Patel has been a director of our Company since October 2013. Since 1997, he has been a founding partner and a practicing physician with American Radiology Services (“ARS”) based in Baltimore, Maryland. In addition to practicing Radiology at three hospitals and several free standing imaging centers, Dr. Patel plays an active role in the administrative and financial functions of the group. He is an elected member of the board of directors of American Radiology Associates and in addition serves as the chairman of the finance committee. He is also a member of the Retirement, Quality Assurance and Operations committees. He has published many peer reviewed articles and also co-authored a book chapter in the field of Radiology. He has also lectured extensively both as a invited guest speaker and also at national meetings in the field of Radiology and Molecular Imaging. He has held academic appointments as an Assistant Professor of Radiology at University of Vermont, School of Medicine (1989-1992) and at University of Maryland, School of Medicine (1989-2000). As a principal of ARS, he participated in the group’s corporate affiliation in the capital markets with Advent International (a global private equity group) and with CML Healthcare (a Canadian based medical diagnostics service provider). Dr. Patel is a double board certified physician and a diplomat of the American Board of Radiology and American Board of Nuclear Medicine. Outside of medicine, Dr. Patel has 20 years of experience in investing in the public markets as well as in private equity offerings. Dr. Patel is the brother-in-law of Paresh Patel, our former Chairman of the Board who resigned from our Board effective December 31, 2017.

Dr. Patel brings considerable investment experience to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL TWO
RATIFICATION OF THE COMPANY’S AUDITORS

Upon recommendation of the Audit Committee of the Company, our Board proposes that the shareholders ratify the appointment of Hacker, Johnson & Smith, P.A. (“Hacker Johnson”) to serve as the independent auditors of the Company for the fiscal year ending December 31, 2018. Hacker Johnson served as the independent auditors of the Company for the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013.

Although ratification is not required by law, our Board believes that shareholders should be given the opportunity to express their views on the subject. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

We do not expect that a representative of Hacker Johnson will attend the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HACKER
JOHNSON AS THE COMPANY’S AUDITOR.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board Leadership Structure and Risk Oversight

Our Company’s Board does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated because the Board believes it is in the best interest of our Company to make this determination based upon the position and direction of the Company and the constitution of the Board. The Board regularly evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated.

Since the Company’s formation in 2013 through to December 31, 2017, the Company had bifurcated the positions of Chairman of the Board and Chief Executive Officer. Paresh Patel had served as Chairman of the Board since April 2013 through to his resignation in December 2017. Jay Madhu has served as Chief Executive Officer of the Company since April 2013, and took on the additional role of Chairman of the Board effective January 1, 2018.

Our independent directors have determined that the most effective leadership structure for our company at the present time is for our Chief Executive Officer to also serve as our Chairman of the Board. Our independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board, our Chief Executive Officer is the director best qualified to act as Chairman of the Board. Our Board retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

We have three independent directors and one non-independent directors. We believe that the number of independent, experienced directors on our Board provides the necessary and appropriate oversight for our Company.

Management is primarily responsible for assessing and managing the Company’s exposure to risk. While risk assessment is management’s duty, the Audit Committee is responsible for discussing certain guidelines and policies with management that govern the process by which risk assessment and control is handled. The Audit Committee also reviews steps that management has taken to monitor the Company’s risk exposure. In addition, the Underwriting Committee approves and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure. Management focuses on the risks facing the Company, while the Audit Committee and the Underwriting Committee focus on the Company’s general risk management strategies and oversee risks undertaken by the Company. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Committees and Meetings

Our Board has five committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Underwriting Committee and an Investment Committee. Each committee, except for the Investment Committee, has a written charter. The table below provides current membership information for each of the committees.

Nominating and
	Audit	Compensation	Corporate Governance	Underwriting	Investment
	Committee	Committee	Committee	Committee	Committee
Jay Madhu				X	X

Krishna Persaud	X	X*	X*		X

Ray Cabillot	X*	X	X	X	X*

Mayur Patel, M.D.	X	X	X	X*

Number of meetings held in 2017	4	1	3	4	4

*
Committee Chairperson

Our Board held five meetings in 2017. Each of our directors attended at least 80% of the meetings of the Board in 2017.

It is our policy that directors are expected to attend the Annual General Meeting of Shareholders in the absence of a scheduling conflict or other valid reason. All of our directors attended our 2017 Annual General Meeting of Shareholders.

The Company’s Nominating and Corporate Governance Committee and the Board have reviewed the responses of director nominees and directors to a questionnaire asking about their relationships (and those of immediate family members) with the Company and other potential conflicts of interest, and have considered the relationships described in the section of this Proxy Statement entitled “Certain Relationships and Related-Party Transactions” in determining their independence.

The Board has determined that (1) Jay Madhu does not qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”) and (2) Krishna Persaud, Ray Cabillot and Mayur Patel qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the SEC.

The Board has also determined that all of the current members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market.

Below is a description of each committee of our Board.

Audit Committee

Our Audit Committee consists of three members – Ray Cabillot, Krishna Persaud and Mayur Patel. Each of these individuals meets all independence requirements for Audit Committee members set forth in applicable SEC rules and regulations and the applicable rules of The Nasdaq Stock Market. Ray Cabillot serves as Chairman of our Audit Committee and qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

The Audit Committee has general responsibility for the oversight of our accounting, reporting and financial control practices. The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

Compensation Committee

Our Compensation Committee currently consists of three members – Krishna Persaud, Mayur Patel and Ray Cabillot. Krishna Persaud serves as Chairman of our Compensation Committee. All of the current members of our Compensation Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market.

The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our Chief Executive Officer and to make recommendations to our Board relating to the compensation of our other executive officers. Our Compensation Committee, among other things, assists our Board in ensuring that a proper system of compensation is in place to provide performance-oriented incentives to management. Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company. Our Compensation Committee may engage a compensation consultant; however, it did not engage a compensation consultant with respect to executive or director compensation for 2017.

The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of three members – Ray Cabillot, Mayur Patel and Krishna Persaud. Krishna Persaud serves as the Chairman of our Nominating and Corporate Governance Committee. All of the members of our Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market.

The Nominating and Corporate Governance Committee makes recommendations to our Board as to nominations for our Board and committee members, as well as with respect to structural, governance and procedural matters. The Nominating and Corporate Governance Committee also reviews the performance of our Board and the Company’s succession planning. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

The Nominating and Corporate Governance Committee is responsible for reviewing the criteria for the selection of new directors to serve on the Board and reviewing and making recommendations regarding the composition and size of the Board. When our Board decides to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Corporate Governance Committee will consider recommendations from other directors, management and others, including shareholders. In general, the Nominating and Corporate Governance Committee looks for directors possessing superior business judgment and integrity who have distinguished themselves in their chosen fields and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities. In selecting director candidates, the Nominating and Corporate Governance Committee also considers the interplay of the candidate’s experience with the experience of the other Board members.

The Nominating and Corporate Governance Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating and Corporate Governance Committee in care of the Company’s Secretary, at Strathvale House, 2nd Floor, 90 North Church Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands. To be considered by the Nominating and Corporate Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for director who are recommended by shareholders to the Nominating and Corporate Governance Committee will be evaluated in the same manner as any other nominee for director.

Underwriting Committee

The Underwriting Committee consists of three members – Mayur Patel, Jay Madhu and Ray Cabillot. Mayur Patel serves as Chairman of our Underwriting Committee. The Underwriting Committee’s responsibilities include approving and reviewing our underwriting policies and guidelines, overseeing our underwriting process and procedures, monitoring our underwriting performance and overseeing our underwriting risk management exposure. The Underwriting Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

Investment Committee

The Investment Committee consists of three members – Krishna Persaud, Jay Madhu and Ray Cabillot. Ray Cabillot serves as Chairman of the Investment Committee. The Investment Committee’s responsibilities include approving and reviewing any changes to our investment guidelines, and monitoring investment performance and market, credit and interest rate exposure as a result of opportunistic investment decisions undertaken by management. The Investment Committee is governed by investment guidelines that have been approved by our Board. There is no written charter for the Investment Committee.

EXECUTIVE OFFICERS

Name	Age	Position	Position Since
Jay Madhu*	51	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	2013

Wrendon Timothy	37	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	2013

*
See biography above under “Director Nominees”

Wrendon Timothy. Wrendon Timothy has served as our Chief Financial Officer and Secretary since August 2013. Mr. Timothy has over twelve (12) years of professional experience in business, audit and assurance service both in Trinidad and the Cayman Islands. From September 2007 through July 2013, Mr. Timothy worked as an Audit Senior and Audit Manager at PricewaterhouseCoopers Chartered Accountants in the Cayman Islands, specializing in insurance and reinsurance clients. From September 2005 through August 2007, Mr. Timothy served as a Senior Accountant at KPMG Chartered Accountants in Trinidad and Tobago. Mr. Timothy is a Fellow of the Association of Chartered Certified Accountants and holds a Postgraduate Diploma in Business Administration and a Masters of Business Administration, with Distinction (with Specialism in Finance – with Distinction), from Heriott Watt University. Mr. Timothy holds directorship with a number of privately-held companies and is a member of the Cayman Islands Institute of Professional Accountants (CIIPA) and a Graduate of the Institute of Chartered Secretaries and Administrators.

Mr. Timothy brings considerable finance, accounting and management experience to our Company.

DIRECTOR COMPENSATION

All directors, other than Mr. Madhu, receive compensation from us for their services as directors. Under the Articles, our directors may receive compensation for their services as may be determined by our Board. During 2017, each of our non-employee directors received cash director fees amounting to $22,500, payable in 3 quarterly installments of $7,500, for service as a director. Cash director fees were indefinitely suspended effective October 1, 2017, however.

The following table summarizes the compensation of our non-employee directors for 2017. There were no equity compensation awarded to our non-employee directors during 2017.

Name	Fees Earned or Paid in Cash	Total
Paresh Patel	$22,500	$22,500

Krishna Persaud	$22,500	$22,500

Ray Cabillot	$22,500	$22,500

Allan Martin	$22,500	$22,500

Mayur Patel, M.D.	$22,500	$22,500

SHAREHOLDER COMMUNICATION

Our Board has adopted a policy for handling shareholder communications to directors. Shareholders may send written communications to our Board or any one or more of the individual directors by mail, c/o Secretary, Oxbridge Re Holdings Limited, Strathvale House, 2nd Floor, 90 North Church Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands. There is no screening process, other than to confirm that the sender is a shareholder and to filter inappropriate materials and unsolicited materials of a marketing or publication nature. All shareholder communications that are received by the Secretary of the Company for the attention of a director or directors are forwarded to such director or directors.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our Named Executive Officers, or “NEOs”, in 2017 and 2016.

SUMMARY COMPENSATION TABLE

							Nonqualified
						Non-Equity	Deferred	All Other
				Stock	Option	Incentive Plan	Compensation	Compensation
Name and Principal Position	Year	Salary	Bonus	Awards	Awards (1)	Compensation	Earnings	(2)	Total
Jay Madhu	2017	$232,000	$50,000	-	18,164	-	-	$9,000	$309,164
President and Chief Executive Officer	2016	$220,000	$50,000	-	8,504	-	-	$15,000	$293,504

Wrendon Timothy	2017	$132,000	$30,000	-	7,265	-	-	$6,300	$175,565
Chief Financial Officer and Corporate Secretary	2016	$120,000	$30,000	-	3,401	-	-	$9,300	$162,701

(1)
All option awards were granted under our 2014 Omnibus Incentive Plan. The value reported above in the "Option Awards" column is the aggregate grant date fair value for the NEO's option awards granted in 2017 and 2016, determined in accordance with FASB ASC Topic 718, "Compensation—Stock Compensation". Assumptions used in the calculation of these amounts are included in Note 9 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)
In 2017, Mr. Madhu received $5,400 in cash dividends on unvested restricted stock and $3,600 in company contributions to our defined contribution pension plan. Mr. Timothy received $2,700 in cash dividends on unvested restricted stock and $3,600 in company contributions to our defined contribution pension plan. In 2016, Mr. Madhu received $11,400 in cash dividends on unvested restricted stock and $3,600 in company contributions to our defined contribution pension plan. Mr. Timothy received $5,700 in cash dividends on unvested restricted stock and $3,600 in company contributions to our defined contribution pension plan.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2017

Our Compensation Committee, or our Board acting as our Compensation Committee, granted stock option and restricted stock awards under our 2014 Omnibus Stock Incentive Plan. Set forth in the following table is information regarding option awards granted in 2017. There were no restricted stock awarded during 2017.

(1)
The amount represents a grant of restricted shares made pursuant to our 2014 Omnibus Stock Incentive Plan. The shares are subject to forfeiture upon termination of employment and restriction of transfer, and will vest in increments of 6.25% on a quarterly basis over a four-year period. The shares were granted conditioned on service to the Company and carry all the rights of a shareholder, including the right to receive dividends at the same rate applicable to all common shareholders.

(2)
The amount represents a grant of stock options made pursuant to our stock incentive plan. The options were granted conditioned on service to the Company, and are subject to forfeiture upon termination of employment and restriction of transfer. The options will vest in increments of 6.25% on a quarterly basis over a four-year period and will expire on the 10thanniversary of the date of grant unless earlier exercised or earlier terminated due to termination of employment.

(3)
The amounts reflect the aggregate grant date fair value for each NEO’s restricted share and option awards granted in 2017, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”.

Employment Agreements

Jay Madhu

On July 18, 2013, we entered into an executive employment agreement with Jay Madhu, our Chief Executive Officer and President. Under the terms of this agreement, as amended, Mr. Madhu’s employment commenced on July 18, 2013 and continued for three years unless terminated earlier. Following this initial three-year term, we extended Mr. Madhu’s employment for an additional three-year term, after which the agreement will automatically renew for additional one year terms unless either party chooses not to renew.

The executive employment agreement entitles Mr. Madhu to receive: (1) an annual base salary of $232,000, (2) additional compensation granted by our Board (or a committee thereof) and (3) medical, dental, life, disability and retirement benefits.

If Mr. Madhu’s employment is terminated by us for good cause or if Mr. Madhu terminates his employment with us, he will be entitled to: (1) his accrued base salary and accrued vacation pay and other paid time off, in each case through his date of termination, and (2) reimbursement for expenses accrued through his date of termination.

If Mr. Madhu’s employment is terminated by us without good cause, he will be entitled to: (1) his accrued base salary and accrued vacation pay and other paid time off, in each case through the date of termination, (2) reimbursement for expenses accrued through his date of termination, and (3) the amount of base salary that would have been payable through the term of the agreement (excluding future automatic renewals) if his employment had not been terminated. If such termination is within three years following a change of control, Mr. Madhu will be entitled to receive, in lieu of the amount described in clause (3) directly above, an amount equal to 2.9 times the total amount of his annual base salary. If Mr. Madhu’s employment is terminated due to his death or incapacity, it will be deemed to be a termination without good cause.

Mr. Madhu’s executive employment agreement also contains non-compete and non-solicitation provisions.

Wrendon Timothy

Wrendon Timothy is our Chief Financial Officer and Secretary, and his employment with us commenced on August 1, 2013. The terms of his employment, as provided in an employment letter agreement between us and Mr. Timothy, as amended, will continue until July 31, 2019, and thereafter, automatically renew for additional one-year terms unless either party chooses not to renew.

Under the agreed upon terms of employment, Mr. Timothy is entitled to receive a basic gross salary of $132,000 per year, payable monthly. His salary will be reviewed annually and may be adjusted at our discretion. We will also pay the monthly premiums for Mr. Timothy’s medical, dental and vision insurance, and match Mr. Timothy’s contributions to his pension plan. Finally, Mr. Timothy will be eligible to receive a discretionary bonus and any other compensation which will be based on our financial performance and Mr. Timothy’s personal performance.

We may terminate Mr. Timothy’s employment without notice in the event of serious or persistent misconduct or breach of the agreed upon terms of Mr. Timothy’s employment or for cause. In other circumstances, the party that wishes to terminate Mr. Timothy’s employment must provide 60 days’ prior written notice.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

The following table sets forth information regarding outstanding stock option and restricted stock awards held by our NEOs at December 31, 2017, including the number of shares underlying both exercisable and unexercisable portions of each option as well as the exercise price and expiration date of each outstanding option;

	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Jay Madhu	90,000	(1)	30,000	-	$6.00	1/23/25	10,000	(3)	$21,500	-	-
	12,500		12,500	-	$6.00	1/16/26	-		-	-	-
	6,250		18,750	-	$6.06	1/20/27	-		-	-

Wrendon Timothy	45,000	(2)	15,000	-	$6.00	1/23/25	5,000	(4)	$10,750	-	-
	5,000		5,000	-	$6.00	1/16/26	-		-	-	-
	2,500		7,500	-	$6.06	1/20/27	-		-	-	-

(1)
Mr. Madhu was awarded 120,000 stock options on January 23, 2015. The options vested quarterly in increments of 7,500. The remaining 30,000 options will become exercisable in quarterly increments of 7,500 over the next 4 quarters, provided that Mr. Madhu remains employed by the Company. Mr. Madhu was awarded 25,000 stock options on January 16, 2016. The options vest quarterly in increments of 1,562.50. The remaining 12,500 options will vest over the next 8 quarters, provided that Mr. Madhu remains employed by the Company. Mr. Madhu was awarded 25,000 stock options on January 20, 2017. The options vest quarterly in increments of 1,562.50. The remaining 18,750 options will vest over the next 12 quarters, provided that Mr. Madhu remains employed by the Company.

(2)
Mr. Timothy was awarded 60,000 stock options on January 23, 2015. The options vested quarterly in increments of 3,750 commencing January 23, 2015. The remaining 15,000 options will become exercisable in quarterly increments of 3,750 over the next 4 quarters, provided that Mr. Timothy remains employed by the Company. Mr. Timothy was also awarded 10,000 stock options on January 16, 2016. The options vested quarterly in increments of 625. The remaining 5,000 options will vest over the next 8 quarters, provided that Mr. Timothy remains employed by the Company. Mr. Timothy was also awarded 10,000 stock options on January 20, 2017. The options vested quarterly in increments of 625. The remaining 7,500 options will vest over the next 12 quarters, provided that Mr. Timothy remains employed by the Company.

(3)
Mr. Madhu was awarded 40,000 restricted shares on January 23, 2015. The restricted shares vested quarterly in increments of 2,500 commencing January 23, 2015. Unvested restricted shares of 10,000 will vest in quarterly increments of 2,500 over the next 4 quarters, provided that Mr. Madhu remains employed by the Company.

(4)
 Mr. Timothy was awarded 20,000 restricted shares on January 23, 2015. The restricted shares vested quarterly in increments of 2,500 commencing January 23, 2015. Unvested restricted shares of 5,000 will vest in quarterly increments of 1,250 over the next 4 quarters, provided that Mr. Timothy remains employed by the Company.

(5)
Assumes a stock price of $2.15, the closing price of the Company’s ordinary shares on December 31, 2017.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

The following table sets forth information regarding stock vested in our NEOs during the year ended December 31, 2017. There were no options exercised by our named executive officers in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($) (1)
Jay Madhu	-	-	10,000	$45,658

Wrendon Timothy	-	-	5,000	$22,829

(1)
Based upon the closing share price on the dates upon which the shares vested.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities relating to the general oversight of the Company’s financial reporting process. The Audit Committee conducts its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter.

The Company’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Hacker Johnson, is responsible for performing an independent audit of the Company’s financial statements.

The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2017 with management.

2. The Audit Committee has discussed with Hacker Johnson, the Company’s independent auditors for the year ended
December 31, 2017, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

3. The Audit Committee has received the written disclosures and the letter from Hacker Johnson required by applicable requirements of the PCAOB regarding Hacker Johnson’s communications with the Audit Committee concerning independence, and has discussed with Hacker Johnson its independence.

4. Based upon the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

THE AUDIT COMMITTEE

Raymond Cabillot, Chairman

Mayur Patel Krishna Persaud

INDEPENDENT PUBLIC ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services related to the years ended December 31, 2017 and 2016 as provided by Hacker, Johnson & Smith PA, our principal accountant:

(a) Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements included in our quarterly reports on Form 10-Q. The above fees are exclusive of audit fees of $17,000 (2017: $17,000) paid / payable to EisnerAmper Cayman Ltd. for the statutory audit of the company’s reinsurance subsidiary, Oxbridge Reinsurance Limited.

	2017	2016
Audit Fees (a)	$55,000	$53,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$55,000	$53,000

(a) Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements included in our quarterly reports on Form 10-Q. The above fees are exclusive of audit fees of $17,000 (2016: $17,000) paid / payable to EisnerAmper Cayman Ltd. for the statutory audit of the company’s reinsurance subsidiary, Oxbridge Reinsurance Limited.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee charter includes our policy regarding the approval of audit and non-audit services performed by our independent auditors. The Audit Committee is responsible for retaining and evaluating the independent auditors’ qualifications, performance and independence. The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Audit Committee may delegate this authority to a subcommittee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next meeting. Our Board approved all professional services provided to us by Hacker, Johnson & Smith PA and EisnerAmper Cayman Ltd. during 2017 and 2016.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of April 3, 2018 by:

   each person who is known by us to beneficially own more than 5% of our outstanding ordinary shares,

   each of our directors and NEOs, and

   all directors and executive officers as a group.

The percentages of ordinary shares beneficially owned are based on the 5,733,587 ordinary shares outstanding as of April 3, 2018. Information with respect to beneficial ownership has been furnished by each director, executive officer and beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of April 3, 2018 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in care of Oxbridge Re Holdings Limited, at Strathvale House, 2nd Floor, 90 North Church Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands.

	Beneficially Owned At April 3, 2018
Name of Beneficial Owners	Number of Ordinary Shares	Percent
5% Shareholders:
Blake Casper	640,823(1)	10.62%
Paresh Patel	864,000(2)	13.68%
Allan Martin	816,330(3)	13.10%
Named Executive Officers and Directors:
Jay Madhu	328,999(4)	5.54%
Krishna Persaud	495,715(5)	7.85%
Mayur Patel	367,000(6)	6.13%
Ray Cabillot	1,187,850(7)	17.25%
Wrendon Timothy	31,550(8)	0.57%
All Executive Officers and Directors as a Group (5 persons)	2,412,114	33.67%

(1)
Includes 341,823 ordinary shares and 299,000 ordinary shares issuable upon the exercise of warrants held by Moksha Partners Reinsurance Entity, Inc. that are currently exercisable. As of the date of this table, Blake Casper, an individual, has sole voting and investment power over these shares by virtue of being the majority member of Moksha Partners Reinsurance Entity, Inc., a Florida member-managed limited liability company.

(2)
Includes 266,000 ordinary held by Paresh Patel individually, and 530,000 ordinary shares issuable upon the exercise of warrants held by Paresh Patel, individually, that are currently exercisable; 17,000 ordinary shares held by Mr. Patel’s wife, Neha Patel; and 51,000 ordinary shares issuable upon the exercise of warrants held by Mr. Patel’s wife, Neha Patel, that are currently exercisable.

(3)
Includes 163,000 ordinary shares held by Allan Martin and his wife, Marie Martin, jointly; 173,998 ordinary shares issuable upon the exercise of warrants held by Allan Martin and his wife, Marie Martin, jointly, that are currently exercisable; 34,666 ordinary shares issuable upon the exercise of warrants held by A. S. Martin Children Trust that are currently exercisable; 34,666 ordinary shares held by A. S. Martin Children Trust; 39,000 ordinary shares issuable upon the exercise of warrants held by Martin Family Foundation that are currently exercisable; 39,000 ordinary shares held Martin Family Foundation; 83,000 ordinary shares held by Fleur de Lis Partners, LLLP, and 249,000 ordinary shares issuable upon the exercise of warrants held by Fleur de Lis Partners, LLLP that are currently exercisable. As the general partner of Fleur de Lis Partners, LLLP, Mr. Martin has voting and investment power over the ordinary shares and warrants held by that entity.

(4)
Includes 83,231 ordinary shares held by Universal Finance & Investments, L.C.; and 203,768 ordinary shares issuable upon the exercise of warrants held by Universal Finance & Investments, L.C. that are currently exercisable, and 42,000 ordinary shares held in Mr. Madhu’s name. As the sole owner and manager of Universal Finance & Investments, L.C., Mr. Madhu has voting and investment power over the ordinary shares and warrants held by that entity.

(5)
Includes 35,000 ordinary shares held by Krishna Persaud and his wife, Sumentra Persaud, jointly; 105,000 ordinary shares issuable upon the exercise of warrants held by Krishna Persaud and his wife, Sumentra Persaud, jointly, that are currently exercisable; 118,000 ordinary shares and 237,143 ordinary shares issuable upon the exercise of warrants held by held by Krishna Persaud that are currently exercisable. Mr. Persaud and his wife share voting and investment power over the shares and warrants held jointly in their names.

(6)
Includes 118,000 ordinary shares held by Mayur Patel and his wife, Ulupi M. Patel, jointly; 249,000 ordinary shares issuable upon the exercise of warrants held by Mayur Patel and his wife, Ulupi M. Patel, jointly, that are currently exercisable.

(7)
Includes 105,000 ordinary shares issuable upon the exercise of warrants held by Ray Cabillot, individually, that are currently exercisable; 35,000 ordinary shares held by Ray Cabillot, individually; 446,625 ordinary shares and 77,300 ordinary shares held by Farnam Street Capital for the benefit of and as the General Partner of Farnam Street Partners and FS Special Opportunities I Fund, respectively; and 446,625 ordinary shares and 77,300 ordinary shares issuable upon the exercise of warrants held by Farnam Street Capital for the benefit of and as the General Partner of Farnam Street Partners and FS Special Opportunities I Fund, respectively, that are currently exercisable; As the general partner of Farnam Street Capital, Mr. Cabillot has voting and investment power over the ordinary shares and warrants held by that entity.

(8)
Includes 7,500 ordinary shares issuable upon the exercise of warrants held by Mr. Timothy, individually, that are currently exercisable; and 25,050 ordinary shares held by Mr. Timothy, individually.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 filed for the year ended December 31, 2017, we believe that all of our directors, officers and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them. In addition, all such forms were timely filed.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Reinsurance Contracts with Related Parties

During 2017, we were party to a reinsurance contract with Claddaugh, a subsidiary of HCI Group. During 2017, on this reinsurance contract, we earned net premiums of $7.54 million, and paid losses of $7.4 million.

Mr. Madhu is a director of HCI Group and previously served as the President of its real estate division and as its Vice President of Investor Relations. Paresh Patel, the non-executive Chairman of our Board through to December 31, 2017 and a beneficial owner of more than 5% of our ordinary shares, is a founder of HCI Group and currently serves as its Chief Executive Officer and as the Chairman of its board of directors. Both Mr. Madhu and Mr. Patel are also shareholders of HCI Group. However, neither of Mr. Madhu nor Mr. Patel have any interest in the reinsurance contracts between Claddaugh and our Company or between HCPCI and our Company other than in their capacity as equity holders of both of HCI Group and our Company.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification of transactions with related persons is for those transactions to be reviewed and approved by the Audit Committee. That policy is set forth in the Audit Committee Charter. Our practice is that such transactions are approved by a majority of disinterested directors. The policy sets forth no standards for approval. Directors apply their own individual judgment and discretion in deciding such matters.

OTHER MATTERS

Neither the Board nor management intends to bring before the Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.

ADDITIONAL INFORMATION

Other Action at the Meeting

As of the date of this Proxy Statement, the Company has no knowledge of any business, other than as described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, the persons named in the accompanying proxy may, but will not be obligated to, vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for the Annual General Meeting of Shareholders in 2019

Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals must be received in writing by the Secretary of the Company no later than 120 days prior to the date of the Company’s proxy statement released to shareholders in connection with the Company’s previous year’s annual general meeting of shareholders and must comply with the requirements of Cayman Islands corporate law and the Articles in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual general meeting of shareholders in 2019. Shareholder proposals received by December 17, 2018 would be considered timely for inclusion in the proxy statement relating to the 2019 annual general meeting of shareholders.

Any shareholder proposal for the annual general meeting of shareholders in 2019, which is submitted outside the processes of Rule 14a-8, shall be considered untimely unless received by the Secretary in writing no later than January 2, 2019.

Under our Articles, the Board shall call an extraordinary general meeting upon receipt of signed “Members’ requisition” by shareholders holding more than 66.66% in par value of the issued shares which as of that date carry the right to vote at an extraordinary general meeting of the Company. Such Members’ requisition must also contain the proposal to be considered at (i.e. objects of) the meeting and must be signed by the requisitionists and deposited at the registered office of the Company. If the Board does not, within twenty-one days from the date of the deposit of the Members’ requisition, duly proceed to convene an extraordinary general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all the requisitionists, may themselves convene an extraordinary general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period. Any extraordinary general meeting convened by the requisitionists shall be convened in the same manner as nearly possible as that in which extraordinary general meetings are convened by the Board.

Delivery of Documents to Shareholders Sharing an Address

Some companies, brokers, banks and other holders of record may employ procedures, approved by the SEC, known as “householding.” Householding, which reduces costs associated with duplicate printings and mailings, means that we will send only one copy of our proxy materials to shareholders who share the same address. Shareholders sharing the same address will continue to receive separate proxy cards.

If you own ordinary shares and would like to receive additional copies of our proxy materials, you may submit a request to us by: (i) mailing a request in writing to our Secretary at Strathvale House, 2nd Floor, 90 North Church Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands, or (ii) calling us at 1-345-749-7570, and we will promptly mail the requested copies to you. If you own ordinary shares in your own name and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact Broadridge Corporate Issuer Solutions at 1-877-830-4936. If you beneficially own ordinary shares and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact your bank, broker or other holder of record.

Costs of Solicitation

The entire cost of this proxy solicitation will be borne by the Company, including expenses in connection with preparing, assembling, printing and mailing proxy solicitation materials. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile, electronic communication, in person or via the Internet, although no compensation will be paid for such solicitation.

By Order of the Board of Directors,

Jay Madhu Chief Executive Officer April 16, 2018
Grand Cayman, Cayman Islands

OXBRIDGE RE HOLDINGS LIMITED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – MAY 11, 2018 AT 3:00 PM LOCAL TIME
CONTROL ID:
REQUEST ID:

The shareholders hereby appoint Jay Madhu and Wrendon Timothy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OXBRIDGE RE HOLDINGS LIMITED that the shareholders are entitled to vote at the Annual General Meeting of Shareholders to be held at 3:00 PM (local time) on May 11, 2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/OXBR
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE SHAREHOLDERS OFOXBRIDGE RE HOLDINGS LIMITED		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR	AGAINST	ABSTAIN
	Election of Directors:				CONTROL ID:
	Jay Madhu	☐	☐	☐	REQUEST ID:
	Krishna Persaud	☐	☐	☐
	Ray Cabillot	☐	☐	☐
	Mayur Patel, M.D.	☐	☐	☐

Proposal 2		FOR	AGAINST	ABSTAIN
	To consider and vote upon a proposal to ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2018.	☐	☐	☐

Proposal 3
To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
The Board of Directors recommends that you vote: “FOR” the four (4) individuals nominated for election to the Board of Directors; and “FOR” ratification of Hacker, Johnson & Smith, P.A., as the independent auditors for fiscal year 2018.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2018

_________________________________________________
(Print Name of Shareholder and/or Joint Tenant)

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(Signature of Shareholder)

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(Second Signature if held jointly)